UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 04, 2026

Excelerate Energy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41352	87-2878691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd. Level 6
The Woodlands, Texas		77381
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (832) 813-7100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	EE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2026 Annual Meeting of Stockholders of Excelerate Energy, Inc. (the “Company”) was held on June 4, 2026 (the “2026 Annual Meeting”). The Company's stockholders voted on the following matters with final voting results described below.

1.
Each of the individuals listed below were elected at the 2026 Annual Meeting to serve as Directors of the Company until the Company’s Annual Meeting of Stockholders in 2027 and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification, as set forth below:

Director Nominee	For	Withheld	Broker Non-Votes
Nisha D. Biswal	102,310,031	8,097,021	1,550,041
Deborah L. Byers	110,120,526	286,526	1,550,041
Paul T. Hanrahan	109,593,453	813,599	1,550,041
Steven M. Kobos	106,401,063	4,005,989	1,550,041
Don P. Millican	106,322,956	4,084,096	1,550,041
Tyler D. Todd	101,563,194	8,843,858	1,550,041
Robert A. Waldo	99,893,842	10,513,210	1,550,041
2.
The advisory vote on the compensation of the Company's named executive officers was approved, as set forth below:

For	Against	Abstain	Broker Non-Votes
110,046,028	350,240	10,784	1,550,041
3.
The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026 was approved, as set forth below:

For	Against	Abstain	Broker Non-Votes
111,948,425	5,289	3,379	–

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Excelerate Energy, Inc.

Date:	June 5, 2026	By:	/s/ Alisa Newman Hood
Alisa Newman Hood Executive Vice President, General Counsel and Secretary